BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20190036310-15
	Filing Date and Time 01/28/2019 11:04 AM
	Entity Number E0421902016-9

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Aura Energy Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

750,000,000 shares of common stock, each with a par value of $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

75,000,000 shares of common stock, each with a par value of $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Upon effectiveness of this certificate, the Corporation shall issue 12 shares of common stock in exchange for every one share of common stock issued and outstanding immediately prior to effectiveness.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

None

7. Effective date and time of filing: (optional) Date: February 1, 2019 Time: 10:00 AM
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]
Signature of Officer

Secretary
Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.